EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2018 THIRD QUARTER FINANCIAL RESULTS

•	Third Quarter Net Income of $39.4 Million including $48.6 Million Gain from Sale of Interest in WTLPG

•	Agreement to Acquire Martin Transport, Inc. for $135.0 Million Plus a Potential $10.0 Million Earn-Out

•	Acquisition is Expected to Strengthen Distribution Coverage Ratio

•	Management Reiterates Support for Current Distribution Level

KILGORE, Texas, October 24, 2018 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the quarter ended September 30, 2018.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, “I am excited to announce the Partnership has reached an agreement with Martin Resource Management Corporation (“MRMC”) to acquire Martin Transport, Inc. (“MTI”) for $135.0 million plus a potential additional $10.0 million earn-out based on a performance threshold. The price reflects an EBITDA multiple between 5.7 times and 6.0 times based on MTI's forecasted 2019 net income of $9.3 million and EBITDA of $23.6 million. This acquisition will be funded from the Partnership’s revolving credit facility allowing it to redeploy much of the $193.7 million in net proceeds received when we sold our interest in the West Texas LPG Pipeline Limited Partnership (“WTLPG”) on July 31, 2018. Despite redeploying capital of only 70% of the net proceeds received for the WTLPG interest, the acquisition is estimated to generate roughly $16.0 million of additional incremental EBITDA in 2019 over the average historical cash flows received from WTLPG.

“MTI transports petroleum products, liquid petroleum gas, chemicals, sulfur and other products, as well as owns twenty-three terminals located throughout the Gulf Coast and Midwest. MRMC has owned and operated MTI or its predecessor for over 40 years and is integral to MMLP’s routine movements of sulfur and NGL’s. Based on operational estimates and current transportation market conditions, this acquisition from our general partner will provide strategic long-term growth for the Partnership.

“In the first twelve months of operation, the acquisition is expected to contribute approximately $23.6 million and $14.7 million of EBITDA and distributable cash flow, respectively, to the Partnership. This will drive our estimated distribution coverage ratio to approximately 1.20 times by year-end 2019, which forms the basis for management's continued support of the current distribution level. Further, due to continued rising line haul rates combined with MTI’s available truck capacity, we estimate, net income, EBITDA and distributable cash flow attributable to MTI to grow to approximately $17.0 million, $33.2 million and $20.9 million, respectively, for the year of 2022. In addition, this drop down will provide stability in our quarterly cash flows to offset the seasonal nature of our fertilizer and butane businesses. We expect this transaction to close in January of 2019.

“For the twelve months ended September 30, 2018 our proforma distribution coverage ratio was 1.04 times when taking into effect the WTLPG sale. Historically the third quarter is our weakest due to seasonal timing in the fertilizer and natural gas liquids businesses which is reflected in our guidance. Further, for the third quarter of 2018 our distributable cash flow fell short of guidance due to compressed margins from rising fertilizer raw materials costs and the sale of WTLPG, slightly offset by lower than forecasted maintenance capital expenditures coupled with continued outperformance in our Marine Transportation segment due to improved day rates and fleet utilization.

“As expected during the third quarter, our debt level rose due to the seasonal butane inventory build in our Natural Gas Services segment. Anticipating this annual occurrence, the Partnership amended its revolving credit facility in February of 2018 to include an inventory financing sublimit tranche related to eligible inventory volumes that are under sales or swap contracts when calculating consolidated funded debt. Accordingly, the Partnership’s calculated leverage ratio of 4.29 times includes a $74.0 million reduction of consolidated funded debt under this provision. Further, the applicable interest rate under our credit facility is reduced twenty-five basis points due to obtaining a leverage ratio under 4.50 times.

“Looking ahead to the fourth quarter, our butane optimization business will begin capturing cash flows from forward sales, the marine transportation division looks to continue improved performance relative to guidance, and the beginning of seasonal demand for fertilizer products should all provide cash flow strength. Added together with anticipated lower than forecasted maintenance capital expenditures, our distribution coverage ratio will rebound, as it historically does, in the fourth quarter. However, due to market weakness that has affected fertilizer margins throughout 2018, at this time we are lowering our estimate to approximately 0.90 times at year end 2018.”

The Partnership had a net loss from continuing operations for the third quarter 2018 of $9.7 million, a loss of $0.24 per limited partner unit. The Partnership had a net loss from continuing operations for the third quarter 2017 of $17.0 million, a loss of $0.44 per limited partner unit. The Partnership's adjusted EBITDA from continuing operations for the third quarter 2018 was $25.4 million compared to adjusted EBITDA from continuing operations for the third quarter 2017 of $25.5 million.

The Partnership had a net loss from continuing operations for the nine months ended September 30, 2018 of $6.7 million, a loss of $0.17 per limited partner unit. The Partnership had a net loss from continuing operations for the nine months ended September 30, 2017 of $4.1 million, a loss of $0.10 per limited partner unit. The Partnership's adjusted EBITDA from continuing operations for the nine months ended September 30, 2018 was $96.8 million compared to adjusted EBITDA from continuing operations for the nine months ended September 30, 2017 of $102.9 million.

The Partnership's distributable cash flow from continuing operations for the third quarter 2018 was $6.9 million compared to distributable cash flow from continuing operations for the third quarter 2017 of $8.3 million.

The Partnership's distributable cash flow from continuing operations for the nine months ended September 30, 2018 was $41.6 million compared to distributable cash flow from continuing operations for the nine months ended September 30, 2017 of $55.8 million.

Revenues for the third quarter 2018 were $219.0 million compared to the third quarter 2017 of $193.1 million. Revenues for the nine months ended September 30, 2018 were $719.8 million compared to the nine months ended September 30, 2017 of $640.4 million.

On July 31, 2018, the Partnership divested of its 20 percent non-operating interest in West Texas LPG Pipeline L.P. ("WTLPG") for net proceeds of $193.7 million after fees and expenses. The Partnership recorded a gain on the disposition of $48.6 million. The Partnership has presented the results of operations and cash flows relating to its investment in WTLPG as discontinued operations for the three and nine months ended September 30, 2018 and 2017.

The Partnership had net income from discontinued operations for the three months ended September 30, 2018 of $49.1 million, or $1.24 per limited partner unit. The Partnership had net income from discontinued operations for the three months ended September 30, 2017 of $0.7 million, or $0.02 per limited partner unit.

The Partnership had net income from discontinued operations for the nine months ended September 30, 2018 of $51.7 million, or $1.30 per limited partner unit. The Partnership had net income from discontinued operations for the nine months ended September 30, 2017 of $2.4 million, or $0.06 per limited partner unit.

Distributable cash flow and adjusted EBITDA from discontinued operations were $0.4 million for the three months ended September 30, 2018. Distributable cash flow and adjusted EBITDA from discontinued operations were $1.7 million for the three months ended September 30, 2017.

Distributable cash flow and adjusted EBITDA from discontinued operations were $3.3 million for the nine months ended September 30, 2018. Distributable cash flow and adjusted EBITDA from discontinued operations were $4.1 million for the nine months ended September 30, 2017.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated and condensed financial statements as of and for the three and nine months ended September 30, 2018 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on October 24, 2018.

An attachment accompanying this announcement is attached to this 8-K as Exhibit 99.2.

About Martin Transport, Inc.

MTI was incorporated in 1988 to transport petroleum products, liquid petroleum gas, molten sulfur, sulfuric acid, paper mill liquids, chemical, dry bulk and various other bulk liquid commodities. As of the end of September 2018, MTI owned 561 trucks, 1,307 Trailers and 23 terminals across the Southeast and Midwest. An attachment further describing the acquisition is attached to this 8-K as Exhibit 99.3.

As a member of the Responsible Care Partnership Program, MTI is dedicated to the safe operations of its transportation fleet and providing quality service to its customers.

Advisors

The following advisors served in their respective roles for the transaction: Stephens Inc. provided a fairness opinion to the Conflicts Committee of the Partnership's General Partner ("Conflicts Committee") and to the Board of Directors of MRMC. Houlihan Lokey Capital, Inc. provided a fairness opinion to the Board of Directors of the the Partnership's General Partner. Clark Hill Strasburger acted as legal counsel to MRMC. Munsch Hardt Kopf & Harr, P.C., acted as legal counsel to the Conflicts Committee and Locke Lord LLP acted as legal counsel to the Partnership

Investors' Conference Call

A conference call to review the third quarter results will be held on Thursday, October 25, 2018 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695. For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 2995789. An archive of the replay will be on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) natural gas services, including liquids transportation and distribution services and natural gas storage; (2) terminalling, storage and packaging services for petroleum products and by-products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the

Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
Assets
Cash	$3,186	$27
Accounts and other receivables, less allowance for doubtful accounts of $347 and $314, respectively	72,280	107,242
Product exchange receivables	185	29
Inventories (Note 6)	134,059	97,252
Due from affiliates	22,933	23,668
Other current assets	4,921	4,866
Assets held for sale (Note 4)	6,152	9,579
Total current assets	243,716	242,663

Property, plant and equipment, at cost	1,279,365	1,253,065
Accumulated depreciation	(465,079)	(421,137)
Property, plant and equipment, net	814,286	831,928

Goodwill	17,296	17,296
Investment in WTLPG (Note 7)	—	128,810
Other assets, net (Note 9)	25,751	32,801
Total assets	$1,101,049	$1,253,498

Liabilities and Partners’ Capital
Trade and other accounts payable	$71,176	$92,567
Product exchange payables	9,647	11,751
Due to affiliates	3,651	3,168
Income taxes payable	448	510
Fair value of derivatives (Note 10)	2,968	72
Other accrued liabilities (Note 9)	18,876	26,340
Total current liabilities	106,766	134,408

Long-term debt, net (Note 8)	698,680	812,632
Other long-term obligations	10,718	8,217
Total liabilities	816,164	955,257

Commitments and contingencies (Note 15)
Partners’ capital (Note 11)	284,885	298,241
Total partners’ capital	284,885	298,241
Total liabilities and partners' capital	$1,101,049	$1,253,498

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 24, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Terminalling and storage *	$24,354	$25,752	$72,508	$75,105
Marine transportation *	12,727	11,407	36,920	36,661
Natural gas services*	11,232	14,253	40,392	43,756
Sulfur services	2,787	2,850	8,361	8,550
Product sales: *
Natural gas services	101,919	83,831	351,725	284,154
Sulfur services	27,981	24,174	98,565	95,728
Terminalling and storage	38,047	30,861	111,351	96,421
	167,947	138,866	561,641	476,303
Total revenues	219,047	193,128	719,822	640,375

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	99,346	77,368	329,945	255,745
Sulfur services *	21,363	19,716	73,998	65,406
Terminalling and storage *	33,801	27,372	99,967	85,398
	154,510	124,456	503,910	406,549
Expenses:
Operating expenses *	32,628	43,552	95,592	109,478
Selling, general and administrative *	9,257	9,085	27,339	27,816
Depreciation and amortization	18,741	20,286	58,842	65,948
Total costs and expenses	215,136	197,379	685,683	609,791

Other operating loss	(384)	(187)	(876)	(327)
Operating income (loss)	3,527	(4,438)	33,263	30,257

Other income (expense):
Interest expense, net	(13,140)	(12,538)	(39,591)	(34,677)
Other, net	18	55	18	605
Total other expense	(13,122)	(12,483)	(39,573)	(34,072)

Net loss before taxes	(9,595)	(16,921)	(6,310)	(3,815)
Income tax expense	(91)	(108)	(372)	(301)
Loss from continuing operations	(9,686)	(17,029)	(6,682)	(4,116)
Income from discontinued operations, net of income taxes	49,132	743	51,700	2,402
Net income (loss)	39,446	(16,286)	45,018	(1,714)
Less general partner's interest in net (income) loss	(789)	325	(900)	34
Less (income) loss allocable to unvested restricted units	(27)	38	(29)	—
Limited partners' interest in net income (loss)	$38,630	$(15,923)	$44,089	$(1,680)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 24, 2018.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:*
Terminalling and storage	$19,619	$21,910	$60,151	$61,945
Marine transportation	4,009	4,098	11,727	12,610
Natural gas services	—	4	—	122
Product Sales	180	828	1,248	2,982
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	2,856	3,033	10,273	14,836
Sulfur services	4,337	3,555	13,208	10,997
Terminalling and storage	7,392	4,817	21,959	14,003
Expenses:
Operating expenses	14,051	15,858	41,774	48,686
Selling, general and administrative	6,834	6,495	21,053	20,563

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 24, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(9,486)	$(16,649)	$(6,544)	$(4,034)
Discontinued operations	48,116	726	50,633	2,354
	$38,630	$(15,923)	$44,089	$(1,680)
General partner interest:
Continuing operations	$(193)	$(340)	$(134)	$(82)
Discontinued operations	982	15	1,034	48
	$789	$(325)	$900	$(34)

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.24)	$(0.44)	$(0.17)	$(0.10)
Discontinued operations	1.24	0.02	1.30	0.06
	$1.00	$(0.42)	$1.13	$(0.04)
Weighted average limited partner units - basic	38,712	38,357	38,877	38,016
Diluted:
Continuing operations	$(0.24)	$(0.44)	$(0.17)	$(0.10)
Discontinued operations	1.24	0.02	1.30	0.06
	$1.00	$(0.42)	$1.13	$(0.04)
Weighted average limited partner units - diluted	38,738	38,357	38,889	38,016

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 24, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2017	35,452,062	$304,594	$7,412	$312,006
Net income	—	(1,680)	(34)	(1,714)
Issuance of common units, net	2,990,000	51,061	—	51,061
Issuance of restricted units	12,000	—	—	—
Forfeiture of restricted units	(5,750)	—	—	—
General partner contribution	—	—	1,098	1,098
Cash distributions	—	(56,177)	(1,146)	(57,323)
Unit-based compensation	—	518	—	518
Purchase of treasury units	(200)	(4)	—	(4)
Excess purchase price over carrying value of acquired assets	—	(7,887)	—	(7,887)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125	—	1,125
Balances - September 30, 2017	38,448,112	$291,550	$7,330	$298,880

Balances - January 1, 2018	38,444,612	$290,927	$7,314	$298,241
Net income	—	44,118	900	45,018
Issuance of common units, net of issuance related costs	—	(118)	—	(118)
Issuance of restricted units	633,425	—	—	—
Forfeiture of restricted units	(23,000)	—	—	—
Cash distributions	—	(57,653)	(1,176)	(58,829)
Unit-based compensation	—	872	—	872
Excess purchase price over carrying value of acquired assets	—	(26)	—	(26)
Purchase of treasury units	(18,800)	(273)	—	(273)
Balances - September 30, 2018	39,036,237	$277,847	$7,038	$284,885

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 24, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$45,018	$(1,714)
Less: Income from discontinued operations, net of income taxes	(51,700)	(2,402)
Net loss from continuing operations	(6,682)	(4,116)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58,842	65,948
Amortization of deferred debt issuance costs	2,563	2,170
Amortization of premium on notes payable	(230)	(230)
Loss on sale of property, plant and equipment	876	327
Derivative loss	198	2,392
Net cash received (paid) for commodity derivatives	2,698	(6,429)
Unit-based compensation	872	518
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	35,191	16,381
Product exchange receivables	(156)	173
Inventories	(37,147)	(48,022)
Due from affiliates	735	(1,917)
Other current assets	556	(411)
Trade and other accounts payable	(18,230)	2,222
Product exchange payables	(2,104)	1,910
Due to affiliates	483	(5,169)
Income taxes payable	(62)	(420)
Other accrued liabilities	(9,726)	(3,766)
Change in other non-current assets and liabilities	610	1,941
Net cash provided by continuing operating activities	29,287	23,502
Net cash provided by discontinued operating activities	3,254	4,055
Net cash provided by operating activities	32,541	27,557

Cash flows from investing activities:
Payments for property, plant and equipment	(31,497)	(30,014)
Acquisitions	—	(19,533)
Payments for plant turnaround costs	(879)	(1,583)
Proceeds from sale of property, plant and equipment	1,269	1,604
Proceeds from repayment of Note receivable - affiliate	—	15,000
Other	—	(900)
Net cash used in continuing investing activities	(31,107)	(35,426)
Net cash provided by (used in) discontinuing investing activities	177,256	(145)
Net cash provided by (used in) investing activities	146,149	(35,571)

Cash flows from financing activities:
Payments of long-term debt	(460,000)	(242,000)
Proceeds from long-term debt	345,000	262,000
Proceeds from issuance of common units, net of issuance related costs	(118)	51,061
General partner contribution	—	1,098
Purchase of treasury units	(273)	(4)
Payment of debt issuance costs	(1,285)	(56)
Excess purchase price over carrying value of acquired assets	(26)	(7,887)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125
Cash distributions paid	(58,829)	(57,323)
Net cash (used in) provided by financing activities	(175,531)	8,014

Net increase in cash	3,159	—
Cash at beginning of period	27	15
Cash at end of period	$3,186	$15
Non-cash additions to property, plant and equipment	$938	$1,367

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 24, 2018.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2018 and 2017

	Three Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands, except BBL per day)
Revenues:
Services	$25,955	$26,944	$(989)	(4)%
Products	38,047	30,861	7,186	23%
Total revenues	64,002	57,805	6,197	11%

Cost of products sold	34,400	27,971	6,429	23%
Operating expenses	13,890	24,242	(10,352)	(43)%
Selling, general and administrative expenses	1,304	1,668	(364)	(22)%
Depreciation and amortization	9,311	10,192	(881)	(9)%
	5,097	(6,268)	11,365	181%
Other operating loss	(361)	(187)	(174)	(93)%
Operating income (loss)	$4,736	$(6,455)	$11,191	173%

Lubricant sales volumes (gallons)	6,326	5,217	1,109	21%
Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	41,666	(21,666)	(52)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands, except BBL per day)
Revenues:
Services	$76,949	$79,523	$(2,574)	(3)%
Products	111,350	96,421	14,929	15%
Total revenues	188,299	175,944	12,355	7%

Cost of products sold	101,498	87,139	14,359	16%
Operating expenses	40,246	51,402	(11,156)	(22)%
Selling, general and administrative expenses	3,894	4,437	(543)	(12)%
Depreciation and amortization	31,160	35,996	(4,836)	(13)%
	11,501	(3,030)	14,531	480%
Other operating loss	(397)	(190)	(207)	(109)%
Operating income (loss)	$11,104	$(3,220)	$14,324	445%

Lubricant sales volumes (gallons)	18,644	15,912	2,732	17%
Shore-based throughput volumes (guaranteed minimum) (gallons)	60,000	124,998	(64,998)	(52)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2018 and 2017

	Three Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$11,232	$14,253	$(3,021)	(21)%
Products	101,919	84,057	17,862	21%
Total revenues	113,151	98,310	14,841	15%

Cost of products sold	100,298	78,138	22,160	28%
Operating expenses	6,162	5,528	634	11%
Selling, general and administrative expenses	2,038	1,843	195	11%
Depreciation and amortization	5,316	6,274	(958)	(15)%
	(663)	6,527	(7,190)	(110)%
Other operating income	—	2	(2)	(100)%
Operating income (loss)	$(663)	$6,529	$(7,192)	(110)%

NGL sales volumes (Bbls)	1,774	1,943	(169)	(9)%

Comparative Results of Operations for the Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$40,392	$43,756	$(3,364)	(8)%
Products	351,725	284,380	67,345	24%
Total revenues	392,117	328,136	63,981	19%

Cost of products sold	332,440	258,444	73,996	29%
Operating expenses	17,837	16,753	1,084	6%
Selling, general and administrative expenses	6,709	6,910	(201)	(3)%
Depreciation and amortization	15,921	18,640	(2,719)	(15)%
	19,210	27,389	(8,179)	(30)%
Other operating income (loss)	(120)	7	(127)	(1,814)%
Operating income	$19,090	$27,396	$(8,306)	(30)%

NGL sales volumes (Bbls)	6,958	6,547	411	6%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2018 and 2017

	Three Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$2,787	$2,850	$(63)	(2)%
Products	27,981	24,174	3,807	16%
Total revenues	30,768	27,024	3,744	14%

Cost of products sold	21,454	19,807	1,647	8%
Operating expenses	2,960	3,557	(597)	(17)%
Selling, general and administrative expenses	1,149	1,071	78	7%
Depreciation and amortization	2,113	2,020	93	5%
	3,092	569	2,523	443%
Other operating loss	—	(2)	2	100%
Operating income	$3,092	$567	$2,525	445%

Sulfur (long tons)	166	198	(32)	(16)%
Fertilizer (long tons)	50	52	(2)	(4)%
Total sulfur services volumes (long tons)	216	250	(34)	(14)%

Comparative Results of Operations for the Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$8,361	$8,550	$(189)	(2)%
Products	98,565	95,728	2,837	3%
Total revenues	106,926	104,278	2,648	3%

Cost of products sold	74,270	65,678	8,592	13%
Operating expenses	8,801	10,221	(1,420)	(14)%
Selling, general and administrative expenses	3,230	3,099	131	4%
Depreciation and amortization	6,263	6,083	180	3%
	14,362	19,197	(4,835)	(25)%
Other operating income (loss)	14	(24)	38	158%
Operating income	$14,376	$19,173	$(4,797)	(25)%

Sulfur (long tons)	520	607	(87)	(14)%
Fertilizer (long tons)	231	217	14	6%
Total sulfur services volumes (long tons)	751	824	(73)	(9)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2018 and 2017

	Three Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues	$13,570	$12,400	$1,170	9%
Operating expenses	10,418	11,176	(758)	(7)%
Selling, general and administrative expenses	378	112	266	238%
Depreciation and amortization	2,001	1,800	201	11%
	773	(688)	1,461	212%
Other operating loss	(23)	—	(23)
Operating income (loss)	$750	$(688)	$1,438	209%

Comparative Results of Operations for the Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues	$38,766	$38,958	$(192)	—%
Operating expenses	30,696	33,331	(2,635)	(8)%
Selling, general and administrative expenses	541	287	254	89%
Depreciation and amortization	5,498	5,229	269	5%
	$2,031	$111	$1,920	1,730%
Other operating loss	(373)	(120)	(253)	(211)%
Operating income (loss)	$1,658	$(9)	$1,667	18,522%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2018 and 2017, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands)
Net income (loss)	$39,446	$(16,286)	$45,018	$(1,714)
Less: Income from discontinued operations, net of income taxes	(49,132)	(743)	(51,700)	(2,402)
Loss from continuing operations	(9,686)	(17,029)	(6,682)	(4,116)
Adjustments:
Interest expense, net	13,140	12,538	39,591	34,677
Income tax expense	91	108	372	301
Depreciation and amortization	18,741	20,286	58,842	65,948
EBITDA	22,286	15,903	92,123	96,810
Adjustments:
(Gain) loss on sale of property, plant and equipment	384	187	876	327
Unrealized mark-to-market on commodity derivatives	2,396	—	2,896	(4,037)
Hurricane damage repair accrual	—	3,725	—	3,725
Asset retirement obligation revision	—	5,547	—	5,547
Unit-based compensation	352	113	872	518
Adjusted EBITDA	25,418	25,475	96,767	102,890
Adjustments:
Interest expense, net	(13,140)	(12,538)	(39,591)	(34,677)
Income tax expense	(91)	(108)	(372)	(301)
Amortization of debt premium	(77)	(77)	(230)	(230)
Amortization of deferred debt issuance costs	874	725	2,563	2,170
Payments for plant turnaround costs	(879)	8	(879)	(1,583)
Maintenance capital expenditures	(5,247)	(5,208)	(16,619)	(12,494)
Distributable Cash Flow	$6,858	$8,277	$41,639	$55,775